Exhibit 99.1

Rithm Capital Corp. Announces Second Quarter 2024 Results

NEW YORK - (BUSINESS WIRE) — Rithm Capital Corp. (NYSE: RITM; “Rithm Capital,” “Rithm” or the “Company”) today reported the following information for the second quarter ended June 30, 2024:

Second Quarter 2024 Financial Highlights:

•GAAP net income of $213.2 million, or $0.43 per diluted common share(1)
•Earnings available for distribution of $231.1 million, or $0.47 per diluted common share(1)(2)
•Common dividend of $122.4 million, or $0.25 per common share
•Book value per common share of $12.39(1)

	Q2 2024		Q1 2024
Summary Operating Results:
GAAP Net (Loss) Income per Diluted Common Share(1)	$0.43		$0.54
GAAP Net (Loss) Income	$213.2	million	$261.6	million

Non-GAAP Results:
Earnings Available for Distribution per Diluted Common Share(1)(2)	$0.47		$0.48
Earnings Available for Distribution(2)	$231.1	million	$233.2	million

Common Dividend:
Common Dividend per Share	$0.25		$0.25
Common Dividend	$122.4	million	$120.9	million

“We are pleased to have delivered another strong performance this quarter,” said Michael Nierenberg, Chairman, Chief Executive Officer and President of Rithm Capital. “Our core businesses are capitalizing on attractive opportunities in an increasingly competitive market, while we continue to grow our asset management capabilities and realize the benefits of our expanding partnerships. Looking forward, I believe our diversified platform will enable Rithm to continue its trajectory as a leading alternative asset manager and deliver strong results for shareholders and LPs.”

Second Quarter 2024 Company Highlights:

•Total Rithm MSR Portfolio Summary
•Mortgage servicing rights (“MSRs”) portfolio totaled $645 billion in unpaid principal balance (“UPB”) at June 30, 2024, compared to $587 billion in UPB at March 31, 2024(3)
◦Portfolio average constant prepayment rate of approximately 6.2%

•Newrez
•Origination & Servicing segment pre-tax income of $247.7 million(4)
•Generated a 23% pre-tax return on equity (“ROE”) on $4.0 billion of equity(5)(6)
•Origination funded production volume of $14.6 billion, an increase of 35% QoQ and 47% YoY
•Acquisition of Computershare Mortgage Services Inc. and certain affiliated companies, including Specialized Loan Servicing LLC (“SLS”), closed on May 1, 2024 for a cash purchase price of approximately $708.0 million.
◦The acquisition included approximately $56 billion in UPB of MSRs and $98 billion of third-party servicing UPB, along with SLS’s origination servicing business

•Genesis
•Mortgage Loans Receivable segment pre-tax income of $31.7 million
•Generated a 18% pre-tax ROE on $710 million of equity(7)
•Origination volume of $836 million, an increase of 50% YoY
•Issued largest ever rated Residential Transitional Loan securitization of $500 million, focused on ground-up construction

•Sculptor
•Approximately $32 billion of assets under management (“AUM”) at June 30, 2024(8)
•Closed two new CLOs for a total of ~$780 million of AUM
•Additional $100 million closing in Real Estate Credit Fund II

•Great Ajax
•Completed transaction to serve as the external manager to Great Ajax Corp. (NYSE: AJX), a publicly traded mortgage REIT

(1)Per common share calculations for both GAAP Net Income and Earnings Available for Distribution are based on 490,981,282 and 485,931,501 weighted average diluted shares for the quarters ended June 30, 2024 and March 31, 2024, respectively. Per share calculations of Book Value are based on 489,732,422 common shares outstanding as of June 30, 2024.

(2)Earnings Available for Distribution is a non-GAAP financial measure. For a reconciliation of Earnings Available for Distribution to GAAP Net Income, as well as an explanation of this measure, please refer to the section entitled Non-GAAP Financial Measures and Reconciliation to GAAP Net Income below.

(3)Includes excess and full MSRs.

(4)Includes noncontrolling interests.
(5)Excludes full MSR mark-to-market of $20.1 million.

(6)ROE is calculated based on annualized pre-tax income, excluding MSR mark to market, divided by the average Origination and Servicing segment ending equity for the respective period.

(7)ROE is calculated based on annualized pre-tax income, divided by the average Mortgage Loans Receivable segment ending equity for the respective period.
(8)“Assets Under Management” (AUM) refers to the assets for which Sculptor provides investment management, advisory or certain other investment-related services. This is generally equal to the sum of (i) net asset value of the funds, (ii) uncalled capital commitments, (iii) total capital commitments for certain real estate funds and (iv) par value of collateralized loan obligations. AUM includes amounts that are not subject to management fees, incentive income or other amounts earned on AUM. Our calculation of AUM may differ from the calculations of other asset managers, and as a result, may not be comparable to similar measures presented by other asset managers. Our calculations of AUM are not based on any definition set forth in the governing documents of the investment funds and are not calculated pursuant to any regulatory definitions.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investors - News section of the Company’s website, www.rithmcap.com. Information on, or accessible through, our website is not a part of, and is not incorporated into, this press release.

EARNINGS CONFERENCE CALL

Rithm Capital’s management will host a conference call on Wednesday, July 31, 2024 at 8:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investors - News section of Rithm Capital’s website, www.rithmcap.com.

The conference call may be accessed by dialing 1-833-974-2382 (from within the U.S.) or 1-412-317-5787 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Rithm Capital Second Quarter 2024 Earnings Call.” In addition, participants are encouraged to pre-register for the conference call at https://dpregister.com/sreg/10191227/fd2708fc40.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.rithmcap.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Wednesday, August 7, 2024 by dialing 1-877-344-7529 (from within the U.S.) or 1-412-317-0088 (from outside of the U.S.); please reference access code “6413013.”

Consolidated Statements of Operations (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended
	June 30, 2024	March 31, 2024 (As Restated)(A)
Revenues
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$498,978	$469,891
Change in fair value of MSRs and MSR financing receivables (includes realization of cash flows of $(165,138) and $(116,839), respectively)	(67,898)	84,175
Servicing revenue, net	431,080	554,066
Interest income	478,653	429,886
Gain on originated residential mortgage loans, held-for-sale, net	153,741	142,458
Other revenues	56,500	58,348
Asset management revenues	109,433	75,860
	1,229,407	1,260,618
Expenses
Interest expense and warehouse line fees	465,944	409,827
General and administrative	207,123	197,194
Compensation and benefits	270,448	235,778
	943,515	842,799
Other income (loss)
Realized and unrealized gains (losses), net	(14,769)	(44,846)
Other income (loss), net	19,042	7,926
	4,273	(36,920)
Income (loss) before income taxes	290,165	380,899
Income tax expense	51,648	93,412
Net income (loss)	$238,517	$287,487
Noncontrolling interests in income of consolidated subsidiaries	2,961	3,452
Dividends on preferred stock	22,395	22,395
Net income (loss) attributable to common stockholders	$213,161	$261,640

Net income (loss) per share of common stock
Basic	$0.44	$0.54
Diluted	$0.43	$0.54
Weighted average number of shares of common stock outstanding
Basic	486,721,836	483,336,777
Diluted	490,981,282	485,931,501

Dividends declared per share of common stock	$0.25	$0.25

(A) As reported in the Company’s 8-K on July 22, 2024, the Company is restating its prior period financial statements as of December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021 and as of and for each of the quarters within 2023 and 2022 as well as the quarter ended March 31, 2024 (the “Restatement”) due to the need to consolidate certain mortgage securitization trusts (the “Trusts”). The Restatement relates to a change in the accounting treatment of the Trusts from investments in nonconsolidated VIEs to consolidated VIEs as well as other immaterial adjustments. This resulted in a gross up of the VIEs’ assets and liabilities on the Company’s consolidated balance sheets as well as reclassifying certain items on the Company’s consolidated statements of operations and cash flows for the relevant periods. Accordingly, the information presented herein designated “As Restated” reflects adjustments to previously presented financial information in connection with the Restatement.

See the Company’s 8-K filed with the Securities and Exchange Commission (“SEC”) on July 22, 2024 for a discussion of the Restatement. The Company plans to file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2023 and to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 which will contain a detailed reconciliation to the previously reported amounts and a detailed description of the adjustments thereon.

Consolidated Balance Sheets
($ in thousands, except share data)

	June 30, 2024 (Unaudited)	March 31, 2024 (Unaudited) (As Restated)(A)
Assets
Mortgage servicing rights and mortgage servicing rights financing receivables, at fair value	$9,693,331	$8,706,723
Government and government-backed securities ($9,300,237 and $14,038,866 at fair value, respectively)	9,325,097	14,063,751
Residential mortgage loans, held-for-investment, at fair value	368,866	365,398
Residential mortgage loans, held-for-sale ($3,837,929 and $3,691,700 at fair value, respectively)	3,910,823	3,766,115
Consumer loans, held-for-investment, at fair value	946,367	1,103,799
Single-family rental properties	1,025,324	1,007,172
Mortgage loans receivable, at fair value	2,049,266	2,042,913
Residential mortgage loans subject to repurchase	1,905,625	1,845,889
Cash and cash equivalents	1,238,736	1,136,437
Restricted cash	296,955	382,939
Servicer advances receivable	2,774,510	2,586,409
Reverse repurchase agreement	—	3,040,756
Other assets ($2,024,740 and $1,918,496 at fair value, respectively)	4,251,186	3,905,221
Assets of consolidated CFEs(B):
Investments and other assets of consolidated entities	4,232,803	3,982,059
Total Assets	$42,018,889	$47,935,581

Liabilities and Equity
Liabilities
Secured financing agreements	$15,179,900	$18,271,046
Secured notes and bonds payable ($205,286 and $221,922 at fair value, respectively)	9,955,891	9,721,313
Residential mortgage loan repurchase liability	1,905,625	1,845,889
Unsecured notes, net of issuance costs	1,197,294	1,205,411
Payable for investments purchased	—	1,271,542
Treasury securities payable	—	2,992,477
Dividends payable	139,004	135,695
Accrued expenses and other liabilities ($487,785 and $33,586 at fair value, respectively)	2,644,728	1,884,527
Liabilities of consolidated CFEs(B):
Notes payable, at fair value and other liabilities	3,575,833	3,364,309
Total Liabilities	34,598,275	40,692,209

Commitments and Contingencies

Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 51,964,122 and 51,964,122 issued and outstanding, $1,299,104 and $1,299,104 aggregate liquidation preference, respectively	1,257,254	1,257,254
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 489,732,422 and 483,477,713 issued and outstanding, respectively	4,897	4,836
Additional paid-in capital	6,162,872	6,075,080
Retained earnings (accumulated deficit)	(143,185)	(232,119)
Accumulated other comprehensive income	44,755	44,501
Total Rithm Capital stockholders’ equity	7,326,593	7,149,552
Noncontrolling interests in equity of consolidated subsidiaries	94,021	93,820
Total Equity	7,420,614	7,243,372
Total Liabilities and Equity	$42,018,889	$47,935,581

(A) As reported in the Company’s 8-K on July 22, 2024, the Company is restating its prior period financial statements as of December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021 and as of and for each of the quarters within 2023 and 2022 as well as the quarter ended March 31, 2024 (the “Restatement”) due to the need to consolidate certain mortgage securitization trusts (the “Trusts”). The Restatement relates to a change in the accounting treatment of the Trusts from investments in nonconsolidated VIEs to consolidated VIEs as well as other immaterial adjustments. This resulted in a gross up of the VIEs’ assets and liabilities on the Company’s consolidated balance sheets as well as reclassifying certain items on the Company’s consolidated statements of operations and cash flows for the relevant periods. Accordingly, the information presented herein designated “As Restated” reflects adjustments to previously presented financial information in connection with the Restatement.

See the Company’s 8-K filed with the Securities and Exchange Commission (“SEC”) on July 22, 2024 for a discussion of the Restatement. The Company plans to file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2023 and to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 which will contain a detailed reconciliation to the previously reported amounts and a detailed description of the adjustments thereon.

(B) Includes assets and liabilities of certain consolidated VIEs that meet the definition of collateralized financing entities (“CFEs”). These assets can only be used to settle obligations and liabilities of such VIEs for which creditors do not have recourse to Rithm Capital.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP NET INCOME

The Company has four primary variables that impact its performance: (i) Net interest margin on assets held within the investment portfolio; (ii) realized and unrealized gains or losses on assets held within the investment portfolio and operating companies, including any impairment or reserve for expected credit losses; (iii) income from the Company’s operating company investments; and (iv) the Company’s operating expenses and taxes.

“Earnings available for distribution” is a non-GAAP financial measure of the Company’s operating performance, which is used by management to evaluate the Company’s performance excluding: (i) net realized and unrealized gains and losses on certain assets and liabilities; (ii) other net income and losses; (iii) non-capitalized transaction-related expenses; and (iv) deferred taxes.

The Company’s definition of earnings available for distribution excludes certain realized and unrealized losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance. Within other net income and losses, management primarily excludes (i) equity-based compensation expenses, (ii) non-cash deferred interest expense and (iii) amortization expense related to intangible assets as management does not consider this non-cash activity to be a component of earnings available for distribution. With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Management also excludes amortization of acquisition premium on Mortgage loans receivable. Non-capitalized transaction-related expenses generally relate to legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses. Management also excludes deferred taxes because the Company believes deferred taxes are not representative of current operations.

Management believes that the adjustments to compute “earnings available for distribution” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current core performance using the same financial measure that management uses to operate the business. Management also utilizes earnings available for distribution as a financial measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on earnings available for distribution as an indicator of the results of such decisions. Earnings available for distribution excludes certain recurring items, such as gains and losses (including impairment and reserves as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such earnings available for distribution is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

The Company views earnings available for distribution as a consistent financial measure of its portfolio’s ability to generate income for distribution to common stockholders. Earnings available for distribution does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with GAAP, and the Company’s calculation of this financial measure may not be comparable to similarly entitled financial measures reported by other companies. Furthermore, to maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. Because the Company views earnings available for distribution as a consistent financial measure of its ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company’s board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company’s taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.

The table below provides a reconciliation of earnings available for distribution to the most directly comparable GAAP financial measure (dollars in thousands, except share and per share data):

	Three Months Ended
	June 30, 2024	March 31, 2024
Net income (loss) attributable to common stockholders	$213,161	$261,640
Adjustments:
Realized and unrealized (gains), net, including MSR change in valuation inputs and assumptions	(71,480)	(131,638)
Other (income) loss, net	48,434	9,134
Computershare Mortgage Acquisition:
Bargain purchase gain	(28,161)	—
Non-recurring acquisition and restructuring expenses	14,936	—
Non-capitalized transaction-related expenses	7,775	3,472
Deferred taxes	46,451	90,628
Earnings available for distribution	$231,116	$233,236

Net income (loss) per diluted share	$0.43	$0.54
Earnings available for distribution per diluted share	$0.47	$0.48

Weighted average number of shares of common stock outstanding, diluted	490,981,282	485,931,501

SEGMENT INFORMATION
($ in thousands)

Second Quarter 2024	Origination and Servicing	Investment Portfolio	Mortgage Loans Receivable	Asset Management	Corporate	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$442,016	$56,962	$—	$—	$—	$498,978
Change in fair value of MSRs and MSR financing receivables (includes realization of cash flows of $(165,138))	(127,401)	59,503	—	—	—	(67,898)
Servicing revenue, net	314,615	116,465	—	—	—	431,080
Interest income	178,445	235,662	59,573	4,971	2	478,653
Gain on originated residential mortgage loans, held-for-sale, net	155,771	(2,030)	—	—	—	153,741
Other investment portfolio revenues	—	56,500	—	—	—	56,500
Asset management revenues	—	—	—	109,433	—	109,433
Total revenues	648,831	406,597	59,573	114,404	2	1,229,407
Interest expense and warehouse line fees	152,477	254,331	29,106	8,333	21,697	465,944
General and administrative	91,057	60,704	6,306	31,440	17,616	207,123
Compensation and benefits	184,853	3,478	9,113	51,982	21,022	270,448
Total operating expenses	428,387	318,513	44,525	91,755	60,335	943,515
Realized and unrealized gains (losses), net	—	(41,975)	18,739	8,467	—	(14,769)
Other income (loss), net	27,293	(8,810)	(2,116)	2,675	—	19,042
Total other income (loss)	27,293	(50,785)	16,623	11,142	—	4,273
Income (loss) before income taxes	247,737	37,299	31,671	33,791	(60,333)	290,165
Income tax expense (benefit)	38,960	2,909	1,952	7,827	—	51,648
Net income (loss)	208,777	34,390	29,719	25,964	(60,333)	238,517
Noncontrolling interests in income (loss) of consolidated subsidiaries	1,016	1,110	—	835	—	2,961
Dividends on preferred stock	—	—	—	—	22,395	22,395
Net income (loss) attributable to common stockholders	$207,761	$33,280	$29,719	$25,129	$(82,728)	$213,161

Total Assets	$16,264,142	$21,273,775	$2,817,309	$1,637,511	$26,152	$42,018,889
Total Rithm Capital Stockholders' Equity	$3,998,447	$3,117,670	$732,061	$695,882	$(1,217,467)	$7,326,593

First Quarter 2024 (As Restated) (A)	Origination and Servicing	Investment Portfolio	Mortgage Loans Receivable	Asset Management	Corporate	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$397,478	$72,413	$—	$—	$—	$469,891
Change in fair value of MSRs and MSR financing receivables (includes realization of cash flows of $(116,839))	93,361	(9,186)	—	—	—	84,175
Servicing revenue, net	490,839	63,227	—	—	—	554,066
Interest income	140,021	225,143	64,720	—	2	429,886
Gain on originated residential mortgage loans, held-for-sale, net	145,869	(3,411)	—	—	—	142,458
Other investment portfolio revenues	—	58,348	—	—	—	58,348
Asset management revenues(B)	—	—	—	75,860	—	75,860
Total revenues	776,729	343,307	64,720	75,860	2	1,260,618
Interest expense and warehouse line fees	131,174	228,074	32,414	7,621	10,544	409,827
General and administrative	83,564	66,997	4,754	31,935	9,944	197,194
Compensation and benefits	153,806	4,743	11,303	63,112	2,814	235,778
Total operating expenses	368,544	299,814	48,471	102,668	23,302	842,799
Realized and unrealized gains (losses), net	—	(62,570)	24,566	(6,842)	—	(44,846)
Other income (loss), net	(36)	3,682	274	3,969	37	7,926
Total other income (loss)	(36)	(58,888)	24,840	(2,873)	37	(36,920)
Income (loss) before income taxes	408,149	(15,395)	41,089	(29,681)	(23,263)	380,899
Income tax expense (benefit)	96,201	1,248	(333)	(3,704)	—	93,412
Net income (loss)	311,948	(16,643)	41,422	(25,977)	(23,263)	287,487
Noncontrolling interests in income (loss) of consolidated subsidiaries	55	2,037	—	1,360	—	3,452
Dividends on preferred stock	—	—	—	—	22,395	22,395
Net income (loss) attributable to common stockholders	$311,893	$(18,680)	$41,422	$(27,337)	$(45,658)	$261,640

Total Assets	$15,001,011	$28,672,548	$2,689,844	$1,529,360	$42,818	$47,935,581
Total Rithm Capital Stockholders' Equity	$4,076,767	$2,949,982	$688,211	$607,437	$(1,172,845)	$7,149,552

(A) As reported in the Company’s 8-K on July 22, 2024, the Company is restating its prior period financial statements as of December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021 and as of and for each of the quarters within 2023 and 2022 as well as the quarter ended March 31, 2024 (the “Restatement”) due to the need to consolidate certain mortgage securitization trusts (the “Trusts”). The Restatement relates to a change in the accounting treatment of the Trusts from investments in nonconsolidated VIEs to consolidated VIEs as well as other immaterial adjustments. This resulted in a gross up of the VIEs’ assets and liabilities on the Company’s consolidated balance sheets as well as reclassifying certain items on the Company’s consolidated statements of operations and cash flows for the relevant periods. Accordingly, the information presented herein designated “As Restated” reflects adjustments to previously presented financial information in connection with the Restatement.

See the Company’s 8-K filed with the Securities and Exchange Commission (“SEC”) on July 22, 2024 for a discussion of the Restatement. The Company plans to file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2023 and to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 which will contain a detailed reconciliation to the previously reported amounts and a detailed description of the adjustments thereon.

(B) Includes $4.9 million of asset management related interest income.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statement Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (www.rithmcap.com). New risks and uncertainties emerge from time to time, and it is not possible for Rithm Capital to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and Rithm Capital expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Rithm Capital's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ABOUT RITHM CAPITAL

Rithm Capital is a global asset manager focused on real estate, credit and financial services. Rithm makes direct investments and operates several wholly-owned operating businesses. Rithm’s businesses include Sculptor Capital Management, Inc., an alternative asset manager, as well as Newrez LLC and Genesis Capital LLC, leading mortgage origination and servicing platforms. Rithm Capital seeks to generate attractive risk-adjusted returns across market cycles and interest rate environments. Since inception in 2013, Rithm has delivered approximately $5.4 billion in dividends to shareholders. Rithm is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes and is headquartered in New York City.

Investor Relations
212-850-7770
IR@RithmCap.com